UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2012

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 W. 110th Street, Suite 200, Overland Park, KS 66220
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Digital Ally, Inc. (the “Company”) filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State pursuant to which the Company effected a one (1) for-eight (8) reverse stock split of its issued and outstanding shares of common stock effective August 24, 2012.

As a result of the reverse stock split, every eight (8) shares of the Company's issued and outstanding common stock were combined into one (1) share of common stock.  The reverse stock split reduced the number of authorized shares of the Company's common stock from 75,000,000 shares to 9,375,000 shares.

No fractional shares will be issued in connection with the reverse stock split.  If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the number of shares to be received by such stockholder will be rounded up to the next whole number.

Immediately before the effectiveness of the reverse stock split the Company had 16,792,218 shares of common stock issued and outstanding.  Following the reverse stock split, the Company has approximately 2,099,059 shares of common stock issued and outstanding.  The reverse stock split affects all shares of the Company's common stock, including common stock underlying stock options and warrants that are outstanding on the effective date of the reverse stock split.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01       Financial Statements and Exhibits.

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

3.1	Certificate of Change Pursuant to NRS 78.209 of Digital Ally, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Ally, Inc.

Date: August 30, 2012	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and CEO

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EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Change Pursuant to NRS 78.209 of Digital Ally, Inc.

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